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                                                                  EXHIBIT 10.48a


September 23, 2002



Mr. Burton August
AA&L Associates LP
200 Holleder Parkway
Rochester, NY  14615

RE: Agreement between AA&L Associates, L.P. (Landlord) and Monro Muffler / Brake, Inc. (Tenant) for premises situate at 2291 George Urban Blvd., Depew, NY [MMB #55]

Dear Burt:

Please accept this letter as Monro Muffler / Brake, Inc.'s official notification of our intent to renew said lease agreement for the final five-year renewal period commencing on May 1, 2003 and expiring April 30, 2008. The rent for said renewal period shall be $3,000.00 per month.

Burt, I would like to sit down with you to discuss additional renewal options for Monro since there are no options available past April 30, 2008.

Yours truly,



/s/ Thomas M. Aspenleiter
------------------------------------
Thomas M. Aspenleiter
VP Real Estate

TMA:mc